EXHIBIT 99


May 15, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re: Arthur Andersen LLP Representation

Arthur Andersen LLP has represented to MTS Systems Corporation that its review was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the review was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the review.



                                      MTS SYSTEMS CORPORATION



                                       /s/ Susan E. Knight
                                      ------------------------------------------
                                      Susan E. Knight
                                      Vice President and Chief Financial Officer


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